                     FINE HOST CORPORATION AND SUBSIDIARIES

    Financial Statements as of December 25, 1996 and December 27, 1995 (as restated) and for the Three Years Ended December 25, 1996 (as restated), and Independent Auditors' Report

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                   PAGE
                                                                                                                  ------
Independent Auditors' Report...............................................................................         F-2
Consolidated Balance Sheets as of December 25, 1996 and December 27, 1995..................................         F-3
Consolidated Statements of Operations for the fiscal years ended December 25, 1996, December 27, 1995 and
  December 28, 1994........................................................................................         F-4
Consolidated Statements of Stockholders' Equity for the fiscal years ended December 25, 1996, December 27,
  1995 and December 28, 1994...............................................................................         F-5
Consolidated Statements of Cash Flows for the fiscal years ended December 25, 1996, December 27, 1995 and
  December 28, 1994........................................................................................         F-6
Notes to Consolidated Financial Statements.................................................................         F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of FINE HOST CORPORATION

    We have audited the accompanying consolidated balance sheets of Fine Host Corporation and subsidiaries (the "Company") as of December 25, 1996 and December 27, 1995, and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended
December 25, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Fine Host Corporation and subsidiaries as of December 25, 1996 and December 27, 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 25, 1996 in conformity with generally accepted accounting principles.

    As discussed in Note 17, the accompanying financial statements as of December 25, 1996 and December 27, 1995 and for each of the three years in the period ended December 25, 1996 have been restated.

Deloitte & Touche LLP
New York, New York
February 28, 1997, except for Note 17,
 as to which the date is January 28, 1998

                       FINE HOST CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share and per share data)

                                                                             DECEMBER 25, 1996  DECEMBER 27, 1995
                                                                             -----------------  -----------------
                                                                                  (AS RESTATED, SEE NOTE 17)

ASSETS
Current assets:
 Cash and cash equivalents.................................................      $   4,747          $     634
 Accounts receivable.......................................................         12,065              6,782
 Inventories...............................................................          3,260              2,099
 Prepaid expenses and other current assets.................................          1,658              1,850
                                                                                  -------            -------
  Total current assets.....................................................         21,730             11,365
 Contract rights, net......................................................         16,909              6,316
 Fixtures and equipment, net...............................................         17,300             13,271
 Excess of cost over fair value of net assets acquired, net................         31,527             13,591
 Other assets..............................................................          8,527              4,445
                                                                                  -------            -------
  Total assets.............................................................      $  95,993          $  48,988
                                                                                  -------            -------
                                                                                  -------            -------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses......................................      $  22,174          $  14,383
Current portion of long-term debt..........................................            264              2,981
Current portion of subordinated debt.......................................          3,045              1,745
                                                                                   -------            -------
  Total current liabilities................................................         25,483             19,109
Deferred income taxes......................................................          4,702              3,387
Long-term debt.............................................................         32,250             15,326
Subordinated debt..........................................................          5,014              8,879
                                                                                   -------            -------
  Total liabilities........................................................         67,449             46,701

Commitments and contingencies

Stock warrants.............................................................         --                  1,380

Stockholders' equity:
Convertible Preferred Stock, $.01 par value, 250,000 shares authorized, 0 and 134,171 issued and outstanding at December 25, 1996 and December 27,
  1995, respectively.......................................................         --                      1
Common Stock, $.01 par value, 25,000,000 shares authorized, 6,212,016 and
  2,048,200 issued and outstanding at December 25, 1996 and December 27,
  1995, respectively.......................................................             62                 20
Additional paid-in-capital.................................................         42,270              8,933
Deficit....................................................................        (13,599)            (7,858)
Receivables from stockholders for purchase of
  Common Stock.............................................................           (189)              (189)
                                                                                   -------            -------
  Total stockholders' equity...............................................         28,544                907
                                                                                   -------            -------
  Total liabilities and stockholders' equity...............................      $  95,993          $  48,988
                                                                                   -------            -------
                                                                                   -------            -------

    See accompanying notes to consolidated financial statements.

                       FINE HOST CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in thousands, except per share data)

                                                                                     FISCAL YEARS ENDED
                                                                            -------------------------------------
                                                                            DECEMBER 25, DECEMBER 27, DECEMBER 28,
                                                                                1996        1995         1994
                                                                            ------------  ---------  ------------
                                                                                 (AS RESTATED, SEE NOTE 17)

Net sales.................................................................   $  130,639   $  95,382   $   82,113
Cost of sales.............................................................      118,818      86,426       74,130
                                                                            ------------  ---------  ------------
Gross profit..............................................................       11,821       8,956        7,983
General and administrative expenses.......................................       15,504      10,541        7,956
                                                                            ------------  ---------  ------------
(Loss)/income from operations.............................................       (3,683)     (1,585)          27
Interest expense, net.....................................................        2,618       2,678        1,617
                                                                            ------------  ---------  ------------
Loss before tax benefit...................................................       (6,301)     (4,263)      (1,590)
Tax benefit...............................................................       (1,860)     (1,554)        (377)
                                                                            ------------  ---------  ------------
Net loss..................................................................       (4,441)     (2,709)      (1,213)
Accretion to redemption value of warrants.................................       (1,300)       (900)        (250)
                                                                            ------------  ---------  ------------
Net loss applicable to Common Stockholders................................   $   (5,741)  $  (3,609)  $   (1,463)
                                                                            ------------  ---------  ------------
                                                                            ------------  ---------  ------------
Loss per share of Common Stock............................................   $    (1.39)  $   (1.76)  $     (.71)
                                                                            ------------  ---------  ------------
                                                                            ------------  ---------  ------------
Average number of shares of Common Stock outstanding......................        4,137       2,048        2,048
                                                                            ------------  ---------  ------------
                                                                            ------------  ---------  ------------

    See accompanying notes to consolidated financial statements.

                    FINE HOST CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (in thousands, except share data)

                                                                                                           Receivables
                                                                                                              from
                                                                                                          Stockholders
                                      Convertible                                                              for
                                    Preferred Stock         Common Stock          Additional               Purchase of
                               -----------------------    -----------------------    Paid in                   Common
                                 Shares      Amount         Shares      Amount       Capital     Deficit        Stock
                               ----------  -----------    ----------  -----------  -----------  ----------  -------------
                                                           (as restated, see note 17)
Balance, December 29, 1993,
  as previously reported.....     102,592   $       1     2,048,200    $      20    $   7,433   $     (295)   $    (189)
Adjustment for restatement
  (Note 17)..................        --          --            --           --           --         (2,491)        --
                               ----------  -----------    ----------  -----------  -----------  ----------  -------------
Balance, December 29, 1993,
  as restated................     102,592           1     2,048,200           20        7,433       (2,786)        (189)
    Net loss...................      --          --            --           --           --         (1,213)        --
    Stock warrant accretion....      --          --            --           --           --           (250)        --
                               ----------  -----------    ----------  -----------  -----------  ----------  -------------

Balance, December 28, 1994...     102,592           1     2,048,200           20        7,433       (4,249)        (189)
    Net loss...................      --          --            --           --           --         (2,709)        --
    Stock warrant accretion....      --          --            --           --           --           (900)        --
    Shares issued..............    31,579        --            --           --          1,500         --           --
                               ----------  -----------    ----------  -----------  -----------  ----------  -------------

Balance, December 27, 1995...     134,171           1     2,048,200           20        8,933       (7,858)        (189)
Net loss.....................        --          --            --           --           --         (4,441)        --
Stock warrant accretion......        --          --            --           --           --         (1,300)        --
Shares issued in connection
  with Sun West
  acquisition................        --          --          25,900            1          369         --           --
Shares issued in connection
  with initial public
  offering...................        --          --       3,064,718           30       32,459         --           --
Conversion of Preferred
  Stock......................    (134,171)         (1)      939,197            9           (8)        --           --
Warrants exercised...........        --          --         123,585            1          608         --           --
Warrants redeemed............        --          --            --           --           (200)        --           --
Other........................        --          --          10,416            1          109         --           --
                               ----------  -----------    ----------  -----------  -----------  ----------  -------------
Balance, December 25, 1996...        --     $    --       6,212,016   $       62    $  42,270   $  (13,599)   $    (189)
                               ----------  -----------    ----------  -----------  -----------  ----------  -------------
                               ----------  -----------    ----------  -----------  -----------  ----------  -------------


                                  Total
                               Stockholders'
                                  Equity
                               ------------

Balance, December 29, 1993,
  as previously reported.....   $    6,970
Adjustment for restatement
  (Note 17)..................       (2,491)
                               ------------
Balance, December 29, 1993,
  as restated................        4,479
    Net loss...................     (1,213)
    Stock warrant accretion....       (250)
                               ------------

Balance, December 28, 1994...        3,016
    Net loss...................     (2,709)
    Stock warrant accretion....       (900)
    Shares issued..............      1,500
                               ------------

Balance, December 27, 1995...          907
Net loss.....................       (4,441)
Stock warrant accretion......       (1,300)
Shares issued in connection
  with Sun West
  acquisition................          370
Shares issued in connection
  with initial public
  offering...................       32,489
Conversion of Preferred
  Stock......................         --
Warrants exercised...........          609
Warrants redeemed............         (200)
Other........................          110
                               ------------
Balance, December 25, 1996...   $   28,544
                               ------------
                               ------------

          See accompanying notes to consolidated financial statements.

                   FINE HOST CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                                                   Fiscal Years Ended
                                                                        -----------------------------------------
                                                                        December 25,  December 27,  December 28,
                                                                            1996          1995          1994
                                                                        ------------  ------------  -------------
                                                                               (as restated, see note 17)
Cash flows from operating activities:

Net loss..............................................................   $   (4,441)   $   (2,709)    $  (1,213)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
    Depreciation and amortization.......................................      3,573         3,497         2,089
    Deferred income tax benefit.........................................     (1,940)       (1,603)         (403)
    Loss from renegotiation of contract.................................         --            --         1,568
    Changes in operating assets and liabilities:
      Accounts receivable...............................................     (1,351)          (69)       (1,866)
      Inventories.......................................................       (366)          306          (367)
      Prepaid expenses and other current assets.........................      1,060          (161)         (912)
      Accounts payable and accrued expenses.............................     (4,154)         (339)        3,947
(Increase) decrease in other assets...................................          (36)          171          (334)
                                                                        ------------  ------------  -------------
    Net cash (used) provided by operating activities....................     (7,655)         (907)        2,509
                                                                        ------------  ------------  -------------

Cash flows from investing activities:
Increase in contract rights...........................................       (5,754)         (582)         (920)
Purchases of fixtures and equipment...................................       (3,534)       (2,315)       (5,767)
Sales of fixtures and equipment.......................................           64          --            --
Acquisition of business, net of cash acquired.........................       (9,387)       (3,478)         (566)
Collection of notes receivable........................................          494         2,129           548
Issuance of notes receivable..........................................         --            --          (2,280)
                                                                        ------------  ------------  -------------
    Net cash used in investing activities...............................    (18,117)       (4,246)       (8,985)
                                                                        ------------  ------------  -------------
Cash flows from financing activities:
Issuance of common stock..............................................       32,489          --            --
Issuance of convertible preferred stock...............................         --           1,500          --
Borrowings under long-term debt agreement.............................       27,844         8,580        10,739
Payment of long-term debt and capital lease...........................      (22,461)       (2,300)       (1,529)
Payment of subordinated debt..........................................       (8,396)       (3,525)       (1,578)
Redemption of warrants................................................         (200)         --            --
Proceeds from exercise of warrants....................................          609          --            --
                                                                        ------------  ------------  -------------
    Net cash provided by financing activities...........................     29,885         4,255         7,632
                                                                        ------------  ------------  -------------
Increase (decrease) in cash and cash equivalents......................        4,113          (898)        1,156
Cash and cash equivalents, beginning of year..........................          634         1,532           376
                                                                        ------------  ------------  -------------
Cash and cash equivalents, end of year................................   $    4,747    $      634     $   1,532
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

Supplemental disclosure of non-cash financing activities:

A capital lease obligation of $1,159 was incurred in 1996 when the Company entered into a lease agreement for new equipment.

             See accompanying notes to consolidated financial statements.

                      FINE HOST CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (dollars in thousands, except per share data)
                         (as restated, see Note 17)

1. DESCRIPTION OF BUSINESS

    Fine Host Corporation and its subsidiaries ( the "Company") provides contract food service management to four distinct markets within the contract food service industry: the recreation and leisure market (arenas, stadiums, amphitheaters, civic centers and other recreational facilities); the convention center market; the education market (colleges, universities and elementary and secondary schools); and the business dining market (corporate cafeterias, office complexes and manufacturing plants).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation--The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents--Cash and cash equivalents include cash, money market funds, commercial paper and certain U.S. Government securities with an original maturity of three months or less and are deposited with a number of institutions with high credit ratings. The Company does not believe it is exposed to any significant credit risk related to cash and cash equivalents.

    Inventories--Inventories are stated at the lower of cost, determined on a first-in, first-out (FIFO) basis, or market.

    Contract Rights--Certain directly attributable costs, primarily direct payments to clients to acquire contracts ("direct payments") and the cost of licenses and permits, incurred by the Company in obtaining contracts with clients, are recorded as contract rights and are amortized over the contract life of each such contract without consideration of future renewals. The costs of licenses and permits are amortized over the shorter of the related contract life or the term of the license or permit, ranging from 1 to 10 years. The unamortized value of direct payments and licenses and permits was approximately $7,400 at December 25, 1996. Direct payments are being amortized over a range of 1 to 20 years. The value of contract rights acquired through acquisitions has been determined through independent valuation based on projected cash flows discounted at a rate that market participants would use to determine fair value and is being amortized over the projected lives as determined through the valuation process, with an average amortization period of 10 years as of December 25, 1996. The unamortized value of contract rights acquired through acquisitions was $13,521 at December 25, 1996, consisting of rights relating to 259 contracts. Total contract rights' accumulated amortization was $4,395 and $3,301 at December 25, 1996 and December 27, 1995, respectively. The carrying value of the asset would be reduced if it is probable that management's best estimate of future cash flows from related operations over the remaining amortization period, on an undiscounted basis, will be less than the carrying amount of the asset, plus allocated goodwill if acquired in a business combination. Any such impairment loss would be measured as the amount by which the carrying value of the asset exceeds the fair value determined as the present value of estimated expected future cash flow discounted at a rate that market participants would use to determine fair value.

                      FINE HOST CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (dollars in thousands, except per share data)
                         (as restated, see Note 17)

    Fixtures and Equipment--Acquisitions of fixtures and equipment are recorded at cost and are depreciated using the straight line method over the shorter of estimated useful lives of the assets or the term of the customer concession and catering contract. Fixtures and equipment are periodically reviewed to determine recoverability by comparing the carrying value to expected future cash flows.

    Excess of Cost Over Fair Value of Net Assets Acquired--The excess of cost over fair value of net assets acquired is amortized using the straight line method over periods generally ranging from 20 to 30 years. Accumulated amortization was $1,647 and $830 at December 25, 1996 and December 27, 1995, respectively.

    The carrying value of the net asset would be reduced if it is probable that management's best estimate of future cash flows from related operations, on an undiscounted basis, will be less than the carrying amount of the asset over the remaining amortization period. Any such impairment loss would be measured as the amount by which the carrying value of the asset exceeds the fair value determined as the present value of estimated expected future cash flow.

    Revenue Recognition and Cost of Sales--Sales from food and beverage concession and catering contract food services are recognized as the services are provided.

    The Company generally enters into one of three types of contracts for its food services: profit and loss contracts ("P&Ls"), profit sharing contracts and management fee contracts. Under P&L contracts, all food and beverage sales are recorded in net sales. P&Ls require the Company to bear all the expenses of the operation, including rent paid to the client (usually calculated as a fixed percentage of various categories of sales). Under the profit sharing contracts, the Company receives a percentage of profits earned at the facility after the payment of all expenses of the operation plus a fixed fee or percentage of sales as an administrative fee. Under this type of contract, the fixed and administrative fees and all food and beverage sales generated at a location are recorded in net sales. Management fee contracts provide for a fixed fee. Fine Host is also reimbursed for all of its on-site expenses incurred in providing food and beverage services under management fee contracts. Certain of the Company's management fee contracts provide for an additional incentive fee based on a percentage of sales over a base threshold level. In the case of a management fee contract, the Company records only the fixed and incentive fee, if any, as net sales.

    Cost of sales is composed of the following:

                                                                                         FISCAL YEARS ENDED
                                                                                  --------------------------------
                                                                                     1996       1995       1994
                                                                                  ----------  ---------  ---------
Wages and benefits..............................................................  $   39,591  $  27,024  $  20,079
Food and beverages..............................................................      38,954     24,670     18,463
Rent paid to clients............................................................      24,792     22,453     25,345
Other operating expenses........................................................      11,944      9,045      8,170
Depreciation and amortization...................................................       3,537      3,234      2,073
                                                                                  ----------  ---------  ---------
                                                                                  $  118,818  $  86,426  $  74,130
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------

    P&L and profit sharing contracts include all on-site costs for the above items. Management fee contracts include only the amortization of invested capital.

                      FINE HOST CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (dollars in thousands, except per share data)
                         (as restated, see Note 17)


    Income Taxes--Deferred tax assets or liabilities (shown net) are recognized for the estimated future tax effects attributable to temporary differences, principally depreciation, amortization of contract rights and operating loss carryforwards. A temporary difference is the difference between the tax basis of an asset or liability and its reported amount in the financial statements.

    Stock Option Plan--Stock options are recorded in accordance with Accounting Principles Board Opinion ("APB") No. 25, with pro forma disclosures of net income and earnings per share as if Statement of Financial Accounting Standards ("SFAS") No. 123 had been applied.

    Loss Per Share--Loss per share of Common Stock is computed based on the weighted average number of common and common equivalent shares outstanding, unless antidilutive, during each year. Prior to the initial public offering (the "IPO"), the fair value was estimated through analysis of transactions in the Company's stock involving third parties. This increase in the number of shares of Common Stock was reduced by the number of shares of Common Stock which are assumed to have been purchased with the proceeds from the exercise of the warrants. These purchases were assumed to have been made at the average fair value of the Common Stock during the year. In calculating loss per share, net loss has been increased for the accretion to the redemption value of warrants by $1,300, $900, and $250 in fiscal 1996, 1995 and 1994, respectively (see Note 10).

    Fiscal Year--The Company's fiscal year ends on the last Wednesday in December.

3. ACQUISITIONS

    On December 8, 1996, the Company acquired 100% of the stock of Republic Management Corp. ("Republic"). Republic provides contract food service and vending to various corporations and elementary and secondary schools. The purchase price was approximately $8,600 consisting of cash to the sellers, a subordinated note payable with interest at 8 3/4% to one shareholder plus assumed debt of Republic.

    In November 1996, the Company acquired 100% of the stock of PCS Holding Corporation (formerly known as HCS Management Corporation) ("PCS"). PCS, through its operating subsidiaries, provides non-patient contract food and other services to hospitals and corporations. The purchase price was approximately $6,000 consisting of cash to the seller plus assumed debt of HCS.

                      FINE HOST CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (dollars in thousands, except per share data)
                         (as restated, see Note 17)

    In July 1996, the Company acquired 100% of the outstanding stock of Ideal Management Services, Inc. ("Ideal"). Ideal provides contract food and beverage services to elementary and secondary schools in New York State. The purchase price was approximately $3,200, consisting of cash, convertible subordinated notes with interest at 7 1/4%, and a seven year covenant not to compete valued at $400. At the option of the note holders, the outstanding principal balance of the notes is convertible into Common Stock at a conversion price of $15 per share.

    In March 1996, the Company acquired 100% of the outstanding stock of Sun West Services, Inc. ("Sun West"). Sun West provides contract food and beverage services primarily to elementary and secondary schools as well as to other institutional clients. The purchase price was approximately $5,200 consisting of cash, five-year subordinated notes to the sellers with interest at 7% and 25,900 shares of Common Stock.

    In July 1995, the Company acquired 100% of the outstanding stock of Northwest Food Service, Inc. ("Northwest"). Northwest provides contract food and beverage services, primarily in the education and business dining markets. The purchase price was approximately $2,500 consisting of subordinated notes to the seller and cash.

    The aforementioned acquisitions have been accounted for under the purchase method of accounting and, accordingly, the accompanying consolidated financial statements reflect the fair values of the assets acquired and liabilities assumed or incurred as of the effective date of the acquisitions. The results of operations of the acquired companies are included in the accompanying consolidated financial statements since their respective dates of acquisition.

    The following table summarizes unaudited pro forma information as follows: (i) with respect to the income statement data for fiscal year 1995 as if the acquisitions of Republic, PCS, Ideal, Sun West, and Northwest had been completed as of the beginning of such period; and (ii) with respect to the income statement data for fiscal year 1996 as if the acquisition of Republic, PCS, Ideal and Sun West had been completed as of the beginning of such period. No adjustments for acquisition synergies (i.e. overhead reductions) have been reflected.

                                                                                           FISCAL YEARS ENDED
                                                                                       --------------------------
                                                                                       DECEMBER 25,  DECEMBER 27,
                                                                                           1996          1995
                                                                                       ------------  ------------

Summary statement of income data:
Net sales............................................................................   $  163,919    $  150,952
Loss from operations.................................................................       (4,460)       (2,065)
Net loss before warrant accretion....................................................       (5,833)       (4,162)
Loss per share of common stock before warrant accretion..............................   $    (1.35)   $    (1.94)
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    The above pro forma information is provided for informational purposes only. It is based on unaudited historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the combined enterprise.

                     FINE HOST CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (dollars in thousands, except per share data)
                         (as restated, see Note 17)


4. INVENTORIES

    The components of inventories are as follows:

                                                                                       DECEMBER 25,   DECEMBER 27,
                                                                                           1996           1995
                                                                                       -------------  -------------
Food and liquor......................................................................    $   2,814      $   1,333
Beverage.............................................................................           41            447
Other................................................................................          405            319
                                                                                            ------         ------
Total................................................................................    $   3,260      $   2,099
                                                                                            ------         ------
                                                                                            ------         ------

5. FIXTURES AND EQUIPMENT

    Fixtures and equipment consists of the following:

                                                                                       DECEMBER 25,  DECEMBER 27,
                                                                                           1996          1995
                                                                                       ------------  ------------
Furniture and fixtures...............................................................   $   12,573    $   11,826
Office equipment.....................................................................        3,550         1,811
Leasehold improvements...............................................................        1,405         1,114
Smallwares...........................................................................        3,846         2,306
Other................................................................................        2,135         1,218
                                                                                       ------------  ------------
                                                                                            23,509        18,275
Less: accumulated depreciation.......................................................        6,209         5,004
                                                                                       ------------  ------------
Fixtures and equipment, net..........................................................   $   17,300    $   13,271
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    The Company invests in fixtures and equipment at various locations. Upon termination of a concession agreement, the client is generally required to purchase the assets from the Company for an amount equal to their net book value.

    All fixtures and equipment are depreciated over their useful lives ranging from 3 to 20 years, except smallwares which are depreciated over periods ranging from 3 to 5 years.

                      FINE HOST CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (dollars in thousands, except per share data)
                         (as restated, see Note 17)

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses consists of the following:

                                                                                       DECEMBER 25,  DECEMBER 27,
                                                                                           1996          1995
                                                                                       ------------  ------------

Accounts payable.....................................................................   $    9,138    $    5,765
Accrued wages and benefits...........................................................        2,682         1,607
Accrued rent to clients..............................................................        3,287         2,994
Accrued other........................................................................        7,067         4,017
                                                                                       ------------  ------------
Total................................................................................   $   22,174    $   14,383
                                                                                       ------------  ------------
                                                                                       ------------  ------------

7. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                       DECEMBER 25,  DECEMBER 27,
                                                                                           1996          1995
                                                                                       ------------  ------------
Working Capital Line.................................................................   $   15,818    $    6,000
Guidance Line........................................................................       15,744         3,207
Capital Lease Obligation, effective interest rate of 5.2%............................          952        --
Term Loan............................................................................       --             9,100
                                                                                       ------------  ------------

                                                                                            32,514        18,307
Less: current portion................................................................          264         2,981
                                                                                       ------------  ------------
Total................................................................................   $   32,250    $   15,326
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                      FINE HOST CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  (dollars in thousands, except per share data)
                         (as restated, see Note 17)

    The Company's bank agreement was amended and restated on June 19, 1996 in connection with the IPO (the "Restated Bank Agreement") and provides for (i) a working capital revolving credit line (the "Working Capital Line") for general obligations and letters of credit of the Company, in the maximum amount of $20,000 and (ii) a line of credit to provide for future expansion by the Company (the "Guidance Line") in the maximum amount of $55,000. The maximum borrowing available to the Company under the Restated Bank Agreement was $75,000 as of December 25, 1996. The Restated Bank Agreement terminates on April 30, 1999.

    The Company's obligations under the Restated Bank Agreement are collateralized by a pledge of shares of the common stock or other equity interests of the Company's subsidiaries, as well as by certain fixtures and equipment, notes receivable and other assets, and the receipt, if any, of certain funds paid to the Company with respect to the termination of client contracts prior to their expiration.

    The Restated Bank Agreement contains various financial and other restrictions, including, but not limited to, restrictions on indebtedness, capital expenditures and commitments. Additional obligations require maintenance of certain financial ratios, including the ratio of total debt to operating cash flow, operating cash flow to cash interest expense, and minimum net worth and operating cash flow. The Restated Bank Agreement also contains prohibitions on the payment of dividends. (See Note 16.)

    The net proceeds from the IPO, including the exercise of option over allotment granted to the underwriters (see Note 9), were used to repay substantially all of the long term debt then outstanding at the close of the transactions.

    The Company's capital lease, signed on January 16, 1996, is for equipment with a net book value of $951 at December 25, 1996.

    On December 25, 1996, the prime rate was 8.25%. Interest payable on the Working Capital Line is prime or LIBOR plus 2.0% and the Guidance Line is the prime plus .5% or the 180 day LIBOR rate plus 2.0%.

    Long-term debt at December 25, 1996 is payable as follows:

                  YEAR ENDING                                                             AMOUNT
                  ------------                                                            ------
                  December 31, 1997...................................................  $     264
                  December 30, 1998...................................................        264
                  December 29, 1999...................................................     16,082
                  December 27, 2000...................................................      3,413
                  December 26, 2001...................................................      3,149
                  Thereafter..........................................................      9,446
                                                                                         --------
                                                                                           32,618
                  Less portion of lease payments
                   representing interest...............................................       104
                                                                                          -------
                  Total................................................................  $  32,514

                                                                                          ---------
                                                                                          ---------

                      FINE HOST CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  (dollars in thousands, except per share data)
                         (as restated, see Note 17)

     The net proceeds from the second offering on February 7, 1997, including the exercise of the warrants and option granted to the underwriters (see Note
16), were used to repay all of the long term debt outstanding at the close of the transaction.

    The Company's financial instruments are comprised of various classes of long-term debt, including subordinated debt (see Note 8). The carrying amounts, stated interest rates and maturities are described in Notes 7 and 8. It is not practicable to estimate the fair value of either the Working Capital Line, the Guidance Line or the subordinated notes because there are no quoted market prices for these (or similar) instruments, management has not completed a valuation model and the cost of independent appraisals is excessive.

    Interest paid on long-term debt was $2,183, $1,645 and $639 for fiscal 1996, 1995 and 1994, respectively.

8. SUBORDINATED DEBT

    In December 1996, as part of the acquisition of Republic (see Note 3), the Company issued to a stockholder of Republic a subordinated promissory note with a face value of $1,000 at 8.75% interest per annum, payable in quarterly installments. The note was discounted to present value using a market rate of 11% and had a balance of $958 at December 25, 1996, of which $623 was classified as long term.

    In July 1996, as part of the acquisition of Ideal (see Note 3), the Company issued to the stockholders of Ideal two convertible subordinated promissory notes each with a face value of $710 at 7 1/4% interest per annum, payable in quarterly installments. At the option of the note holders, the outstanding principal balance of the notes is convertible into Common Stock at a conversion price of $15 per share. The notes were discounted to present value using a market rate of 13% and had a combined balance at December 25, 1996 of $1,144, of which $870 was classified as long-term.

    In March 1996, as part of the acquisition of Sun West (see Note 3), the Company issued to the stockholders of Sun West the following: (1) a subordinated promissory note with a face value of $1,350 at 7% interest per annum, payable in four annual installments beginning in 1998; and (2) a subordinated promissory note with a face value of $638 at 7% interest per annum, payable in three annual installments beginning in 1997. The notes were discounted to present value using a market rate of 10%. The respective balances at December 25, 1996 were $1,221 and $602, of which $1,221 and $330 were classified as long term.

    In July 1995, as part of the purchase price of Northwest (see Note 3), the Company issued a $1,350 note to the seller at 7% interest per annum. The note was discounted to present value using a market rate of 12.5% and had a balance at December 25, 1996 of $1,207 of which $1,135 was classified as long-term.

    In April 1993, the Company entered into a subordinated loan agreement, as amended (the "Subordinated Loan Agreement"), pursuant to which the Company sold $8,500 of its variable rate subordinated notes (the "Notes"), together with detachable warrants to purchase a maximum of 867,230 shares of a new class of Non-Voting Common Stock. The proceeds of the issuance of the Notes were used to repay existing indebtedness. A portion of the net proceeds from the IPO (see Note 9) were used to repay these Notes.

                      FINE HOST CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  (dollars in thousands, except per share data)
                         (as restated, see Note 17)

Subordinated debt at December 25, 1996 is payable as follows:

                     YEAR ENDING                                                     AMOUNT
                     ---------------                                                 ---------

                     December 31, 1997.............................................  $   3,259
                     December 30, 1998.............................................      2,165
                     December 29, 1999.............................................      1,870
                     December 27, 2000.............................................        885
                     December 26, 2001.............................................        625
                     Thereafter....................................................        --
                                                                                     ---------
                                                                                         8,804
                     Less: discount on subordinated note...........................        745
                                                                                      --------
                     Total.........................................................  $   8,059
                                                                                     ---------
                                                                                     ---------

    Interest paid on subordinated debt was $392, $1,427 and $1,253 for fiscal 1996, 1995 and 1994, respectively.

9. STOCKHOLDERS' EQUITY

    Common Stock--Holders of Common Stock are entitled to one vote per share in all matters to be voted on by the stockholders of the Company. Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor.

    On June 19, 1996, the effective date of the IPO, as authorized by the Board of Directors, the Company sold 3,064,718 shares at a price of $12.00 per share, generating net proceeds (including the net proceeds received by the Company upon the exercise of certain warrants and options) of approximately $32.6 million, after deducting the underwriting discount and offering expenses paid by the Company. The net proceeds were used to repay obligations under the Company's credit facility in effect prior to the IPO and subordinated notes, as well as to repurchase certain warrants; and the remainder was used for general corporate purposes.

    On February 7, 1997, the Company made a second offering resulting in net proceeds of approximately $59.1 million after deducting underwriting discounts and certain expenses (see Note 16).

    Preferred Stock--Holders of the Series A Convertible Preferred Stock are entitled to receive, when and as declared, out of the net profits of the Company, dividends in an amount per share equal to the aggregate per share amount of all cash dividends declared on the Common Stock multiplied by the number of shares of Common Stock into which a share of Series A Convertible Preferred Stock is convertible on the date on which such dividend is to be paid in full. All dividends declared upon Series A Convertible Preferred Stock shall be declared pro rata per share. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the shares of Series A Convertible Preferred Stock then outstanding shall be entitled to share ratably with holders of the shares of Common Stock in any distribution of the assets and funds of the Company. Each share of Series A Convertible Preferred Stock is convertible into seven shares of Common Stock, subject to certain adjustments. In conjunction with the IPO all of the then outstanding Convertible Preferred Stock was converted into 939,197 shares of common stock.

                      FINE HOST CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                   (dollars in thousands, except per share data)
                           (as restated, see Note 17)



    1996 Non-Employee Director Stock Plan--The 1996 Non-Employee Director Stock Plan (the "Directors Plan") authorizes the grant of an aggregate of 50,000 shares of Common Stock. Common Stock is granted pursuant to the Directors Plan only to members of the Board of Directors who are not officers or employees of the company ("Non-Employee"). Upon consummation of the IPO, each Non-Employee Director was granted 1,250 shares pursuant to the terms of the Directors Plan. Thereafter, for the remainder of the term of the Directors Plan and provided he or she remains a director of the Company, on the date of each of the Company's annual meeting of Stockholders, each Non-Employee Director will be automatically granted, without further action by the Board of Directors, a number of shares of Common Stock equal to $15,000 divided by the Fair Market Value (as defined in the Director's Plan) of one share of Common Stock on the date of grant.

    Three officers of the Company purchased in 1987 and 1991 an aggregate of 154,000 shares of Common Stock for cash and notes at prices ranging from $0.32 to $1.40 per share. The subject notes have an aggregate outstanding balance of $189 and are due on June 30, 1999. Upon closing of the IPO, pursuant to the terms of the employee notes to the Company, the interest on the notes was forgiven, and interest thereafter ceased to accrue.

10. STOCK OPTIONS AND WARRANTS

    Stock Options--The 1994 Stock Option Plan provides for granting of either incentive stock options or non qualified options to purchase shares of Common Stock. The plan provides that (i) the option price of an incentive stock option may not be less than the fair market value of the Common Stock on the date of grant and (ii) the option price of an option which is not an incentive stock option shall not be less than 85% of the fair value. Generally, options granted become exercisable after one year in 20% increments per year and expire ten years from the date of grant. The Company has reserved 566,084 shares for distribution under the Plan. In addition, included in the table below are 27,944 options issued in connection with the Fanfare acquisition in 1993.

    A summary of the status of the Company's stock option plan as of December 25, 1996, December 27, 1995 and December 28, 1994 and changes during the years ending on those dates is presented below:

                                                                  1996                    1995                    1994
                                                         ----------------------  ----------------------  ----------------------
                                                                     WEIGHTED-               WEIGHTED-               WEIGHTED-
                                                                     AVERAGE                 AVERAGE                 AVERAGE
                                                                     EXERCISE                EXERCISE                EXERCISE
                                                          SHARES       PRICE      SHARES       PRICE      SHARES       PRICE
                                                         ---------  -----------  ---------  -----------  ---------  -----------
Outstanding at beginning of year.......................    143,444   $    6.19     132,944   $    6.11      27,944   $    4.93
Granted................................................    380,750       12.82      10,500        7.14     105,000        6.43
Exercised..............................................      2,916        6.43      --          --          --          --
Canceled...............................................     30,084       10.92      --          --          --          --
                                                         ---------               ---------               ---------
Outstanding at end of year.............................    491,194       11.03     143,444        6.19     132,944        6.11
                                                         ---------               ---------               ---------
                                                         ---------               ---------               ---------
Options exercisable at year-end........................     88,204        6.20      50,090        6.13       6,148        4.93
                                                         ---------               ---------               ---------
                                                         ---------               ---------               ---------
Options available for grant at end of year.............    102,834                 453,500                 464,000
                                                         ---------               ---------               ---------
                                                         ---------               ---------               ---------

                        FINE HOST CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                   (dollars in thousands, except per share data)
                           (as restated, see Note 17)



    The following table summarizes information about stock options outstanding at December 25, 1996:

                                                                                                             OPTIONS
                                                                  OPTIONS OUTSTANDING                      EXERCISABLE
                                                      ------------------------------------------  ------------------------------
                                                                        WEIGHTED
                                                                         AVERAGE       WEIGHTED                      WEIGHTED
                      RANGE OF                          NUMBER           REMAINING      AVERAGE       NUMBER          AVERAGE
                      EXERCISE                        OUTSTANDING       CONTRACTUAL    EXERCISE     EXERCISABLE       EXERCISE
                       PRICES                         AT 12/31/96          LIFE         PRICE      AT 12/31/96        PRICE
----------------------------------------------------  -----------   ---------------  -----------  -------------    -------------
$4.93-$7.14.........................................     134,694           7            $ 6.17         88,204          $6.20
$7.15-$12.00........................................     250,500           9            $12.00           --              --
$12.01-$15.63.......................................     106,000          10            $14.93           --              --
                                                      -----------   ---------------  -----------        -----         ------
                                                         491,194           9            $11.03         88,204          $6.20
                                                      -----------   ---------------  -----------  -------------    -------------
                                                      -----------   ---------------  -----------  -------------    -------------

    If the fair value based accounting method was used to account for stock-based compensation costs, pro forma net loss and loss per share for the fiscal years ended December 25, 1996 and December 27, 1995 would have been $5,816, and $3,614, and $1.41 and $1.76, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996, and 1995 respectively: no dividend yield; expected volatility of 15% and risk-free interest rates of 5%.

HOLDERS OF SUBORDINATED NOTES -

    In conjunction with the Ideal acquisition (Note 3) convertible subordinated notes were issued. At the option of the note holders the outstanding principle balance is convertible into common stock at a conversion price of $15 per share. The outstanding principle balance at December 25, 1996 was $1,282.

    Pursuant to the issuance and sale of the Notes (see Note 8), the purchaser received warrants to purchase 733,467 and 133,763 shares of Non-Voting Common Stock at exercise prices $4.93 a share (the "$4.93 Warrants") and $.01 a share (the "$.01 Warrants"), respectively. The warrants were valued at $230.

    The $4.93 and the $.01 Warrants were exercisable from the date of issue through the periods ended April 29, 2001 and April 29, 2003, respectively. Both the number of shares and exercise price were subject to adjustment under various antidilution provisions.

    Upon achieving specified levels of earnings in each of fiscal 1993 and 1994, the Company had the right to earn back, in respect of each such year, the portion of the $4.93 Warrants issued to the purchaser of the Notes representing the right to acquire 1% of the fully diluted Common Stock. The Company originally reported earnings sufficient to achieve the required earnings levels specified for those fiscal years. Accordingly, in each of May 1994 and June 1995, respectively, the Company canceled $4.93 Warrants to acquire the equivalent of 1% of the fully diluted Common Stock, or approximately 43,365 shares (in each year). Based on restated results of operations, the Company would not have had the right to cancel the warrants and, accordingly, they would be outstanding at the end of each year. As a result of the refinancing completed prior to the IPO, the Company redeemed an additional amount of the $4.93 Warrants equal to 2% of the fully diluted Common Stock, or 86,730 shares.

                        FINE HOST CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                   (dollars in thousands, except per share data)
                           (as restated, see Note 17)


    Upon achieving specified levels of earnings in each of fiscal 1993, 1994, 1995 and 1996, the Company had the right to earn back the total of the $.01 Warrant issued (133,763) to the Note holder. Since the Company originally reported earnings sufficient to achieve the required earnings level specified for fiscal 1993, 1994 and 1995, the Company, in each of fiscal 1994, 1995 and 1996 canceled 33,439 of the $.01 Warrants held by the purchaser of the Notes, respectively. Based on restated results of operations, the Company would not have had the right to cancel the warrants and, accordingly, they would be outstanding at the end of each year.

    During a specified repurchase period, the Company was obligated (the "Put Repurchase"), subject to certain conditions, to repurchase all or a designated portion of the issuable warrant shares within 120 days after notification of a put option exercise. The Put Repurchase period began on the earlier of (i) April 29, 1997, (ii) the prepayment of 50% of the original principal amount of the Notes issued under the Subordinated Loan Agreement, or (iii) a Change of Control, as defined, of the Company. The Put Repurchase price was based upon the greater of the Appraised Value (as defined in the warrant agreement) of the Common Stock, and the result obtained by dividing a multiple of the Company's adjusted earnings, as defined, by the number of fully diluted shares of Common Stock. The Put Repurchase was accreted to its highest redemption price based on the IPO offering price. Upon the closing of the IPO, holders of Warrants to acquire an aggregate of 296,726.5 additional shares of Common Stock (280,003.5 at $4.93 per share and 16,723 at $.01 per share) were obligated to sell these Warrants to the Company at a price equal to $2,180.

    In March 1996, the holder of the Notes sold the Notes to a non-affiliate of the Company. The purchaser also acquired 280,003.5 of the $4.93 Warrants and 16,723 of the $.01 Warrants. In connection with this transaction, the purchaser granted the Company an option to purchase all of the warrants for prices ranging from $500 to $1500 in the event the Notes were fully redeemed before various dates from June 30, 1996 to December 31, 1996. In the event the Company increased its bank borrowings in excess of $32,500, the option price would increase by $200 for each additional $2,500 of borrowings, subject to a maximum increase in the option price of $600. Upon the closing of the IPO, the Company repurchased these warrants for an aggregate repurchase price of $700.

HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK -

    In connection with the sale in fiscal 1993 by the Company of the Series A Convertible Preferred Stock to an investor and one of its directors (described in Note 9), each purchaser received $4.93 warrants and $.01 warrants to purchase Common Stock. The investor received 118,307 of the $4.93 Warrants and the director received 21,294 of the $4.93 Warrants. The investor received 453,432 of the $.01 Warrants. and the director received 81,613 of the $.01 Warrants. Both the number of shares and exercise price are subject to adjustment under various antidilution provisions.

    The $4.93 Warrants issued by the Company to the investor and the director (139,601 in total) are subject to cancellation to the extent that the Company earns back $4.93 Warrants issued to the purchaser of its Notes (see above). Since the Company had originally reported achieving the earnings level specified for fiscal 1993 and 1994 required under the Notes, 8,253 of these $4.93 Warrants, the maximum allowed during the 1993 reduction period, were canceled in June 1994, and an additional 7,763, the maximum allowed during the 1994 reduction period, were canceled in June 1995. In conjunction with the IPO, these holders of $4.93 Warrants exercised the remaining 123,585 $4.93 Warrants and sold such shares in the IPO.

                        FINE HOST CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                   (dollars in thousands, except per share data)
                           (as restated, see Note 17)

    Upon achieving specified levels of earnings in fiscal 1993, 1994, 1995 and 1996, the Company had the right to earn back the total of the $.01 Warrants (535,045 in the aggregate) issued to the holders of the Series A Convertible Preferred Stock. Since the Company originally reported earnings sufficient to achieve the required earnings level specified for each of fiscal 1993, 1994 and 1995, the Company, in 1994, 1995 and 1996,
respectively, canceled 133,763 of these warrants, representing 113,358 warrants for the investor and 20,405 for the director. Based on restated results of operations, the Company would not have had the right to cancel the warrants and, accordingly, they would be outstanding at the end of each year. The Company originally reported earnings sufficient to achieve the specified earnings in fiscal 1996 as required under the $.01 Warrants. As a result, in fiscal 1997, the Company redeemed and canceled the remaining $.01 Warrants held by the investor and the director (133,756 in total). Based on restated results of operations, the Company would not have had the right to cancel the warrants in 1997.

11. COMMITMENTS AND CONTINGENCIES

    The Company operates principally at its clients' premises pursuant to written contracts ("Client Contracts"). The length of Client Contracts generally ranges from one to ten years with options to renew for periods of one to ten years. Certain of these Client Contracts provide for base rent and contingent rent. Aggregate rent expense under these agreements for fiscal 1996, 1995 and 1994 was $24,792, $22,453 and $25,345 respectively.

    Future minimum commitments as of December 25, 1996 for all noncancellable operating leases and client contracts are as follows:

                   Year Ending                          Amount
                  ------------                         --------
                    1997                                $2,751
                    1998                                 1,628
                    1999                                   605
                    2000                                   410
                    2001                                   301
                    Thereafter                             150
                                                       ---------
                    Total                               $5,845
                                                       ---------
                                                       ---------

    Pursuant to its contracts with various clients, the Company is committed to spend approximately $3,765 for equipment and capital improvements as of December 25, 1996. At December 25, 1996, the Company was contingently liable for the following: (1) a standby Letter of Credit for $1,000, the principal amount of which is reduced annually pursuant to its terms and (2) performance bonds in the aggregate amount of $4,483.

    The Company has entered into purchasing agreements with various national and regional suppliers pursuant to which the Company agreed to purchase its requirements of products (as defined in the agreements). If the Company exceeds the agreed-upon purchasing levels, additional rebates and promotional allowances may be payable by the suppliers. If the Company fails to meet agreed-upon purchasing levels during the term of the agreements, the suppliers may elect to extend the term of the agreements by one year, or a longer period, if necessary, to reach agreed-upon purchasing levels.

                        FINE HOST CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                   (dollars in thousands, except per share data)
                           (as restated, see Note 17)


12. INCOME TAXES

    The income tax benefit consists of the following:

                                                                                   FISCAL YEARS ENDED
                                                                        -----------------------------------------
                                                                        DECEMBER 25,  DECEMBER 27,  DECEMBER 28,
                                                                            1996          1995          1994
                                                                        ------------  ------------  -------------
Current provision:
   Federal............................................................   $   --        $   --         $  --
   State and local....................................................           80            49            26
                                                                        ------------  ------------        -----
Total current.........................................................           80            49            26
                                                                        ------------  ------------        -----
Deferred:
   Federal............................................................       (1,588)       (1,312)         (330)
   State and local....................................................         (352)         (291)          (73)
                                                                        ------------  ------------        -----
Total deferred........................................................       (1,940)       (1,603)         (403)
                                                                        ------------  ------------        -----
Total.................................................................   $   (1,860)   $   (1,554)    $    (377)
                                                                        ------------  ------------        -----
                                                                        ------------  ------------        -----

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                                                       DECEMBER 25,   DECEMBER 27,
                                                                                           1996           1995
                                                                                       -------------  -------------
Deferred tax assets:
  Net operating loss carryforwards...................................................    $   2,929      $   1,767
  Other..............................................................................          709            553
                                                                                            ------         ------
Total deferred tax assets............................................................        3,638          2,320

Deferred tax liabilities:
  Tax in excess of book depreciation.................................................        1,196          1,033
  Excess tax deduction attributable to contract rights...............................        6,765          4,616
  Other..............................................................................          379             58
                                                                                            ------         ------
Total deferred tax liabilities.......................................................        8,340          5,707
                                                                                            ------         ------
Total................................................................................    $   4,702      $   3,387
                                                                                            ------         ------
                                                                                            ------         ------

                   FINE HOST CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                (dollars in thousands, except per share data)
                          (as restated, see Note 17)

    The Company's effective income tax rate differed from the Federal statutory rate as follows:

                                                                                         FISCAL YEARS ENDED
                                                                          -------------------------------------------------
                                                                           DECEMBER 25,     DECEMBER 27,     DECEMBER 28,
                                                                               1996             1995             1994
                                                                          ---------------  ---------------  ---------------
  Federal statutory rate................................................         (34.0)%          (34.0)%          (34.0)%
  Excess of cost over fair value of net assets acquired.................           4.4              0.6              7.0
  State & local taxes net of Federal tax benefits.......................          (4.6)            (4.6)            (2.2)
  Other, net............................................................           4.7              1.6              5.5
                                                                                 -----            -----            -----
  Effective income tax rate.............................................         (29.5)%          (36.4)%          (23.7)%
                                                                                 -----            -----            -----
                                                                                 -----            -----            -----

    At December 25, 1996, the Company had, for Federal income tax reporting, an estimated net operating loss carryforward of approximately $7,600 that expires at various dates through 2011.

    Income taxes paid in fiscal 1996, 1995 and 1994 were $80, $49 and $26, respectively.

13. LITIGATION

    In January 1996, the Company was served with a complaint naming it as one of five defendants in a lawsuit brought by multiple plaintiffs alleging damages arising out of the Woodstock II Festival held in August 1994 in Saugerties, New York. The promoter of the Festival is also a defendant. Plaintiffs were hired by the Company (which had a concession agreement with the promoters of Woodstock
II) as subcontractors of food, beverage and/or merchandise. In their complaint, which seeks approximately $5,900, plaintiffs allege damages arising primarily from the failure to (i) provide adequate security; and (ii) prevent Festival attendees from bringing food and beverages in to the Festival. The Company's concession agreement with the promoter made the promoter solely responsible for providing security and preventing food and beverage from being brought onto the premises, and the Company has made claim for indemnification under applicable provisions of the concession agreement, which has been rejected by the promoter. On April 4, 1996, the other defendants named in the suit answered the complaint and asserted cross-claims for contribution and indemnification against the Company. Thereafter, the Company cross-claimed for contribution and indemnification against a co-defendant. The Company believes that its ultimate liability, if any, will not be material.

    The Company has also sued a former client in the Jefferson Circuit Court of the Commonwealth of Kentucky for certain amounts owed by the former client under the food service contract between the parties, and the former client has filed a counterclaim against the Company seeking unspecified damages for the Company's alleged tortious interference with a prospective contractual relationship with another food service provider. The Company believes that its ultimate liability, if any, will not be material.

    The Company is involved in certain other legal proceedings incidental to the normal conduct of its business. The Company does not believe that any liabilities relating to any of the legal proceedings to which it is a party are likely to be, individually or in the aggregate, material to its consolidated financial position or results of operations.

                   FINE HOST CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                (dollars in thousands, except per share data)
                          (as restated, see Note 17)


14. RELATED PARTY TRANSACTION

    For each of fiscal 1996, 1995 and 1994, the Company incurred $150 in advisory fees with a company whose sole owner is the Chairman of the Board of the Company. On March 20, 1997, the Company terminated the advisory agreement.

15. MAJOR CLIENT

    During fiscal 1996, one client represented 10.0% of net sales and during fiscal 1995 and 1994 another client represented 13.7% and 19.5% of net sales, respectively.

    16. Subsequent Events (Unaudited)

    On December 30, 1996, the Company acquired 100% of the stock of Service Dynamics Corp. ("Service Dynamics"). Service Dynamics provides contract food service to various corporations and schools. The purchase price was approximately $3,000 consisting of cash paid to the seller.

    On January 23, 1997, the Company acquired 100% of the stock of Versatile Holding Corporation, which owns 100% of the stock of Serv-Rite Corporation ("Serv-Rite"), a contract food services management company that provides food services to the education and business dining markets in New York and Pennsylvania. The purchase price was approximately $7,500, consisting of cash and assumed debt of Serv-Rite.

    On February 7, 1997, the Company made a second offering, as authorized by the Board of Directors, selling 2,689,000 shares at a price of $23.50 per share, generating net proceeds (including the net proceeds received by the Company upon the exercise of certain options) of approximately $59.1 million, after deducting the underwriting discount and offering expenses paid by the Company. The net proceeds were used to repay obligations under the Company's credit facility in effect prior to the public offering and the remainder was invested in short term investments in accordance with the Company's investment policy. Assuming this transaction had occurred at the beginning of fiscal year 1996, supplemental pro forma 1996 net loss per share would have been $1.32 and was calculated based upon (i) net loss adjusted for the reduction in interest expense resulting from the application of the net proceeds of the Offering to reduce indebtedness of the Company and (ii) the average number of shares of Common Stock outstanding as adjusted to reflect the sale by the Company of a number of shares in the Offering.

    On July 30, 1997, the Company entered into the Fourth Amended and Restated Loan Agreement (the "Credit Facility"), a $200 million credit facility with Bank Boston, N.A. as administrative agent, US Trust, as Documentation Agent, and certain banks and other financial institutions party thereto. The credit facility provides for (1) a five year working capital revolving credit line for general corporate purposes and letters of credit, in the maximum aggregate amount of $50 million (the "Working Capital Line") and (ii) a line of credit to provide for future expansion by the Company, in the maximum amount of $150 million (the "Guidance line"). The Working Capital Line provides funds for liquidity, seasonal borrowing needs and other general corporate purposes. Outstanding letters of credit issued under the Working Capital Line cannot exceed $25 million in the aggregate. The Guidance Line is available on a revolving basis until July 30, 2000, to fund the Company's acquisitions and for investments made in connection with facility agreements. At July 30, 2000, all loans outstanding under the Guidance Line will convert to term loans, payable quarterly over a three-year period. Interest on all loans under the Credit Facility are based on, at the Company's option, either a prime rate or a LIBOR rate plus an incremental rate based on a ratio of debt to EBITDA, not to be less than .75% or greater

                   FINE HOST CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                (dollars in thousands, except per share data)
                          (as restated, see Note 17)


than 1.5%. EBITDA (as defined in the Credit Facility) represents earnings before interest expense, income tax expense, depreciation and amortization.

    The Company's obligations under the Credit Facility are collateralized by a pledge of shares of the common stock or other equity interests of the Company's subsidiaries, as well as by certain fixtures and equipment, accounts receivable and other assets, as well as the receipt, if any, of certain funds paid to the Company with respect to the termination of client contracts prior to their expiration.

    The Credit Facility contains various financial and other restrictions, including, but not limited to, restrictions on indebtedness, capital expenditures, acquisitions and investments. In addition, the Credit Facility requires maintenance of (i) certain financial ratios, including ratios of total debt to EBITDA and EBITDA to interest paid and (ii) minimum EBITDA. As of January 28, 1998, the Company had no outstanding loans under the Guidance Line or the Working Capital Line but has outstanding obligations in respect of the Standby Letter of Credit issued by BankBoston, N.A.; or the benefit of the Maryland Stadium Authority ("MSA") in the amount of $10,000 which letter of credit was issued to secure the Company's obligation to pay MSA up to $20,000 over the term of the Company's Concessions Management Agreement with the Baltimore Ravens Limited Partnership dated August 14, 1997. The Company is currently in default under certain provisions of the Credit Facility and, on December 15, 1997, the Agent notified the Company that it would no longer extend loans to the Company under the Credit Facility.

    On July 30, 1997, the outstanding principal balance of the Ideal Convertible Notes (see Note 8) were converted into 76,332 shares of common stock.

    On August 6, 1997, the Company acquired 100% of the stock of Statewide Industrial Catering, Inc. ("Statewide"). Statewide provides contract food service to 25 school districts in the New York City Metropolitan Area. The purchase price was $3,200, consisting of cash, assumed debt of Statewide and a subordinated promissory note.

    On August 27, 1997, the Company acquired 100% of the stock of Best, Inc.("Best"). Best provides contract food service to approximately 150, healthcare, corrections, business dining and education clients. The purchase price was $26,500, consisting of cash and assumed debt.

    On October 27, 1997, the Company issued $175.09 million of 5% convertible Subordinated Notes due 2004 (the "Convertible Notes") in a private placement under Rule 144A of the Securities Act of 1933. The Convertible Notes are unsecured obligations of the Company and are convertible into common stock at a conversion price of $44.50 per share. The net proceeds of $169.1 million, after deducting discounts and certain expenses, were used to repay approximately $50.0 million in outstanding bank debt. The remaining proceeds were invested in short-term investments in accordance with the Company's investment policy.

    On October 31, 1997, the Company acquired 100% of the stock of Total Food Service Direction, Inc., a Miami based food services company, serving the business dining market, for $4,500 consisting of cash and assumed debt.

    On December 12, 1997, the Company announced that the Audit Committee of its Board of Directors had instructed the commencement of an inquiry into certain accounting practices, including the capitalization of certain expenses, and that the Audit Committee determined on December 12, 1997, based upon their preliminary inquiry, that certain expenses incurred during 1997 were incorrectly capitalized rather than expensed in the period in which they were incurred. The Company stated that it believed the amounts would be material and that earnings for each of the first three quarters of 1997 would need to be restated.

                   FINE HOST CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                (dollars in thousands, except per share data)
                          (as restated, see Note 17)

    On December 15, 1997, the Company announced that preliminary indications were that the accounting problems were not limited to the incorrect capitalization of expenses and that periods prior to 1997 would also need to be restated. The Company also stated that the outside directors of the Company's Board of Directors (the "Outside Directors") had terminated the employment of Richard E. Kerley, Chairman of the Board and Chief Executive Officer, and Nelson A. Barber, Senior Vice President and Treasurer.

    On December 16, 1997, the Company retained a crisis management firm and counsel to the Outside Directors retained an independent accounting firm to conduct a forensic review of the Company's accounting practices. On December 18, 1997, Neal F. Finnegan resigned as a director of the Company. On December 19, 1997, the Board of Directors held a special meeting and appointed a Special Committee (the "Special Committee") comprised of the Outside Directors.

    The Nasdaq Stock Market ("Nasdaq") suspended trading in shares of the Company's common stock on December 12, 1997. In early January 1998, Nasdaq commenced a proceeding to delist the common stock from trading. The Company promptly appealed Nasdaq's determination, resulting in a stay of the proceeding pending a hearing scheduled for February 5, 1998. The Company expects to receive a response from Nasdaq following the hearing.

    Counsel to the Special Committee met with representatives of the Securities and Exchange Commission (the "SEC") in January 12, 1998. The SEC is currently pursuing an informal investigation.

    On January 21, 1998, Mr. Kerley resigned as a director of the Company.

    Between December 15, 1997 and February 4, 1998, thirteen purported class action lawsuits were filed in the United States District Court for the District of Connecticut against the Company and certain of its officers and/or directors. On or about January 30, 1998, the Company was named as a defendant in an action arising out of the issuance and sale in October 1997 or $175 million in the aggregate principal amount of the Company's 5% Convertible Subordinated Notes due 2004 (the "Notes"). The plaintiffs allegedly purchased Notes in the aggregate principal amount of $7.5 million. The complaint alleges, among other things, that the Offering Memorandum prepared by the Company in connection with this offering contained materially false information. The complaint asserts various claims against the Company, including claims alleging violations of Sections 10(b), 18(a) and 20(a) of the Securities Exchange Act of 1934 and various rules promulgated thereunder, as well as fraud and negligent misrepresentation. The relief sought by plaintiffs includes damages, including the alleged difference in the value of the Notes when purchased and their actual value, or alternatively rescission of their purchase of the Notes, plus interest, costs and disbursements, and attorneys' fees. The Company is currently reviewing these complaints. The Company is unable to assess the impact of these suits on its financial condition or results of operations, but expects that the impact will be material.

    In connection with the Company's private offering of the Convertible Notes, the Company had agreed to file a shelf Registration Statement, which would cause the Convertible Notes to be freely tradable. As a result of the need to restate financial statements, the Company has been unable to file the shelf Registration Statement and, therefore, is obligated to pay liquidated damages on the Convertible Notes, from January 25, 1998, in the amount of $.05 per week per $1 principal amount, or an aggregate of $9 per week, subject to increase every quarter up to a maximum amount.

                   FINE HOST CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                (dollars in thousands, except per share data)
                          (as restated, see Note 17)

17. RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

    Subsequent to the issuance of the Company's 1996 Consolidated Financial Statements, the Company's management determined that (i) certain overhead expenses had been improperly capitalized; (ii) insufficient reserves and accruals had been recorded, including inappropriate purchase accounting reserves; (iii) certain non-performing assets had not been written-off; (iv) improper revenue recognition had been used in regards to certain contracts and agreements; and (v) adjustments for the settlement of certain terminated contracts were not recorded.

    As a result, the Company's financial statements for the years ended December 25, 1996 December 27, 1995 and December 28, 1994 have been restated from the amounts previously reported to (i) reflect certain items previously improperly capitalized as period costs; (ii) adjust previously recorded reserves and accruals for certain items (iii) write off certain non-performing assets; (iv) properly recognize revenue related to certain contracts and agreements; and (v) record adjustments for the settlement of certain terminated contracts.

    The summary of the significant effects of the restatement is as follows:

                                                                                FOR THE YEAR ENDED
                                                      ----------------------------------------------------------------------
                                                        DECEMBER 25, 1996       DECEMBER 27, 1995       DECEMBER 28, 1994
                                                      ----------------------  ----------------------  ----------------------
                                                          AS                      AS                      AS
                                                      PREVIOUSLY      AS      PREVIOUSLY      AS      PREVIOUSLY      AS
                                                       REPORTED    RESTATED    REPORTED    RESTATED    REPORTED    RESTATED
                                                      ----------  ----------  -----------  ---------  -----------  ---------
Net sales...........................................  $  127,925  $  130,639   $  95,462   $  95,382   $  82,119   $  82,113
Cost of sales.......................................     113,703     118,818      85,576      86,426      73,833      74,130
Gross profit........................................      14,222      11,821       9,886       8,956       8,286       7,983
General and administrative expenses.................       5,388      15,504       3,626      10,541       3,406       7,956
Income/(loss) from
operations..........................................       8,834      (3,683)      6,260      (1,585)      4,880          27
Interest expense, net...............................       2,330       2,618       2,479       2,678       1,629       1,617
Income/(loss) before tax provision..................       6,504      (6,301)      3,781      (4,263)      3,251      (1,590)
Tax provision/(benefit).............................       2,700      (1,860)      1,585      (1,554)      1,385        (377)
Net income/(loss)...................................       3,804      (4,441)      2,196      (2,709)      1,866      (1,213)
Net income/(loss) available to common
  stockholders......................................       2,504      (5,741)      1,296      (3,609)      1,616      (1,463)
Income/(loss) per share of common stock.............         .51       (1.39)        .39       (1.76)        .50        (.71)


                   FINE HOST CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                (dollars in thousands, except per share data)
                          (as restated, see Note 17)

                                                                         AS OF DECEMBER 25,       AS OF DECEMBER 27,
                                                                                1996                       1995
                                                                           AS                      AS
                                                                       PREVIOUSLY      AS      PREVIOUSLY       AS
                                                                        REPORTED    RESTATED    REPORTED     RESTATED
                                                                       -----------  ---------  -----------  -----------
Cash and cash equivalents............................................   $   4,724   $   4,747   $     634    $     634
Accounts receivable..................................................      14,580      12,065       7,548        6,782
Inventories..........................................................       3,260       3,260       2,099        2,099
Prepaid expenses and other current assets............................       3,749       1,658       2,413        1,850
Total current assets.................................................      26,313      21,730      12,694       11,365
Contract rights, net.................................................      22,869      16,909      12,866        6,316
Fixtures and equipment, net..........................................      24,057      17,300      15,829       13,271
Excess of cost over fair value of net assets acquired, net...........      34,362      31,527      13,406       13,591
Other assets.........................................................       9,842       8,527       5,786        4,445
Total assets.........................................................     117,443      95,993      60,581       48,988

Accounts payable and accrued expenses................................      18,690      22,174      12,467       14,383
Current portion of long-term debt....................................                     264       2,981        2,981
Total current liabilities............................................      21,735      25,483      17,193       19,109
Deferred income taxes................................................      12,360       4,702       6,421        3,387
Long-term debt.......................................................      31,562      32,250      15,326       15,326
Total liabilities....................................................      70,671      67,449      47,819       46,701
Additional paid-in capital...........................................      41,778      42,270       8,933        8,933
Retained earnings (deficit)..........................................       5,121     (13,599)      2,617        7,858
Total stockholders' equity/deficiency in net assets..................      46,772      28,544      11,382          907
Total liabilities and stockholders' equity/deficiency in net
  assets.............................................................     117,443      95,993      60,581       48,988


                                                                                                    AS
                                                                                                PREVIOUSLY       AS
                                                                                                 REPORTED      RESTATED
                                                                                               -------------  ---------
Balance at December 29, 1993

Deficit......................................................................................    $     295    $   2,786
